EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Francis J. Shammo, Executive Vice President and Chief Financial Officer of Verizon Communications Inc. (the Company), certify that:

(1)

the report of the Company on Form 10-Q for the quarterly period ending March 31, 2012 (the Report) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (the Exchange Act); and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods referred to in the Report.

Date: April 26, 2012	/s/ Francis J. Shammo
Francis J. Shammo
Executive Vice President
and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Verizon Communications Inc. and will be retained by Verizon Communications Inc. and furnished to the Securities and Exchange Commission or its staff upon request.